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[LOGO] Workstream/TM/
       The business of people

                                                                    Exhibit 99.1

                    Workstream Inc. To Acquire Perform, Inc.
       Workstream to Add HR Administration and Performance Management to
                          Enterprise Software Solution

         Ottawa, Canada, September 4, 2003 - Workstream Inc. (NASDAQ - WSTM), a leading provider of Human Resource (HR) Enterprise Software and professional services, today announced it has agreed to acquire the assets of Perform, Inc. Established in 1996, Perform, which is based in New York City, has been providing Fortune 500 companies with its HR Administration and Performance Management software suites, PerformHRTM and Performance AdvantageTM, respectively.

"This acquisition will increase our subscription-based enterprise software business, expand our recurring revenue customer base and complement our acquisition strategy," stated Michael Mullarkey, Chairman and CEO of Workstream Inc. "I would like to welcome Perform's customers, employees and partners to Workstream. I am very excited that we are able to expand the depth and breath of our products and services to all of our Fortune 2000 clients delivered through our hosted software business," continued Mullarkey.

"The strong combination of Workstream and Perform further expands our suite of HR Enterprise Software allowing us to offer a complete Human Resource Enterprise Software solution to our clients in a 'software-as-a-service' hosted environment," said Mullarkey. "This will be the ninth acquisition over the past two years and is an important step in our acquisition strategy. We believe it will allow us to increase our subscription-based revenue and our software gross profit margins."

PerformHR(TM) is a web-based HRIS suite enabling an organization to expedite and streamline the management of HR information through manager and employee self-service. This solution makes it possible for HR departments to spend less time on data administration and more time maximizing each company's greatest asset: human capital.

Performance Advantage(TM) is an integrated suite of web-based applications, designed to provide a scalable, comprehensive, platform for employee performance management. Components of this suite include Employee Survey, Goal Management, Competency Management, 360 Degree Feedback and Employee Appraisal.

"Perform and its employees are proud to become part of Workstream's HR Enterprise Software service solutions. We have been impressed with the capability, knowledge and integrity of the Workstream organization and believe Perform's software solutions will provide Workstream the capability to further increase customer and shareholder value", said Michael Alfano, Chairman and CEO of Perform, Inc. The acquisition of the Perform's assets is being made in connection with Perform's voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code.

The purchase price for the assets being acquired consists of cash and common stock. The acquisition has been approved by the Boards of both companies, and is subject to certain regulatory approvals and is expected to close shortly.


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About Workstream Inc.

Workstream Inc. (NASDAQ: WSTM) is a leading provider of hosted Human Resource
(HR) enterprise software and professional services to the Fortune 2000. Workstream's products streamline the attraction, recruitment and retention of employees for corporations. Workstream has been named to the Deloitte & Touche Fast 50 list of the fastest growing software companies. Through its 14 offices and 170 dedicated human resource professionals across North America, Workstream services customers such as Eli Lilly, Nordstrom, Nike, Home Depot, Samsung, KPMG and Sony Music.

For more information visit http:www.workstreaminc.com or call toll free 1-866-470-WORK.

About Perform, Inc.

Perform, Inc. designs, develops and markets Human Resource Information Systems and Performance Management Information Systems for mid-size and Global 2000 companies. Working with Perform, Inc.'s 100% Internet-accessed products, clients realize enhanced employee performance, improved HR operations and significant cost savings.

For more information about Perform, Inc., visit www.perform.com or call 212-370-0300.


Forward looking statements:

This press release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; experiencing client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in our filings with the Securities and Exchange Commission.


For More Information

Investor Relations Contact:

Tammie Brown
Workstream Inc.
Tel: 613-270-0619 ext. 263
Email: tammie.brown@workstreaminc.com

Press Relations Contact:

Jennifer Halpern
Adam Friedman Associates
Tel: 212-981-2529 ext. 12
Email:  jennifer@adam-friedman.com